EXHIBIT 10.4

PEDEVCO CORP.

2021 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Capitalized but otherwise undefined terms in this Notice of Restricted Stock Unit Award and the attached Restricted Stock Unit Award Agreement shall have the same defined meanings as in the PEDEVCO CORP. 2021 Equity Incentive Plan (as amended from time to time)(the “Plan”).

Grantee Name: _______________________________________________

Address: _______________________________________________

You have been granted Restricted Stock Units (the “Restricted Stock Units” or “RSUs”), each representing an unfunded, unsecured right to receive one share of Common Stock upon vesting and settlement, subject to the terms and conditions of the Plan and the attached Restricted Stock Unit Award Agreement, as follows:

Date of Grant: _______________________________________________

Vesting Commencement Date:___________________________________

Total Number of RSUs Granted:_________________________________

Agreement Date:_____________________________________________

Form of Settlement: Shares of Common Stock

Vesting Schedule: One-third (1/3) of the RSUs shall vest on each of the first, second, and third anniversaries of the Vesting Commencement Date, subject to Grantee’s continued service with the Company through each such vesting date. The RSUs shall also be subject to the termination and accelerated vesting provisions as, and to the extent, set forth in [Grantee’s Employment Agreement with the Company] [the Summary of Termination and Vesting Treatment provided to Grantee by the Company in connection with this Award].

RSU XXXXXXX

PEDEVCO CORP.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Stock Unit Award is made by and between PEDEVCO CORP., a Texas company (the “Company”), and the grantee named in the Notice of Restricted Stock Unit Award (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of Restricted Stock Units specified next to the “Total Number of RSUs Granted” in the attached Notice of Restricted Stock Unit Award (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Stock Unit Award”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to Grantee, and Grantee hereby accepts, the “Total Number of RSUs Granted” in the attached Notice of Restricted Stock Unit Award. Each RSU represents an unfunded, unsecured right to receive one share of Common Stock upon vesting and settlement, subject to the terms of the Plan and this Agreement.

2. Stockholder Rights.

(a) No Stockholder Rights. Grantee shall have no voting rights, rights to receive dividends, or any other rights as a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs, unless and until such shares have been issued to Grantee upon settlement of vested RSUs.

(b) Dividend Equivalents. No dividend equivalents shall be paid or accrued on the RSUs.

3. Vesting of Restricted Stock Units.

(a) The RSUs are subject to forfeiture until vested. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” Vested RSUs shall be settled in accordance with Section 4. All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

(b) RSUs will vest and become nonforfeitable in accordance with the Vesting Schedule contained in the Notice of Restricted Stock Unit Award.

(c) RSUs may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise.

RSU XXXXXXX

4. Forfeiture of Nonvested RSUs; Settlement.

(a) Forfeiture of Nonvested RSUs. Except as provided herein or in another written agreement between Grantee and the Company, if Grantee’s service with the Company ceases for any reason, as determined in good faith by the Administrator, any Nonvested RSUs will be automatically forfeited to the Company.

(b) Settlement of Vested RSUs. As soon as administratively practicable following, and in no event later than the earlier of (i) the 70th day following, the date on which RSUs vest (pursuant to the regular vesting schedule or pursuant to an applicable vesting acceleration provision), and (ii) the 15th day of the third month following the end of the year the applicable Performance Period expired, the Company shall issue to Grantee one share of Common Stock (in book-entry form) for each Vested RSU.

(c) Book-Entry Issuance. Shares of Common Stock issued upon settlement of Vested RSUs shall be issued in book-entry (uncertificated) form and, upon issuance, shall be freely transferable, subject only to applicable securities laws and Company policies (including insider-trading, window-period, and clawback policies).

5. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the RSUs by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6. Grantee Representations.

(a) Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(b) Residence. The address set forth on the Notice of Restricted Stock Unit Award is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(c) Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7. No Employment Contract Created.  The grant of RSUs shall not be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries.  The right of the Company or any of its subsidiaries to terminate at will Grantee’s employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8. Tax Withholding.  The grant, vesting and settlement of the RSUs, and any payments or share deliveries made hereunder, shall be subject to the tax withholding provisions of Section 14 of the Plan. Without limiting the foregoing, the Company has the power and the right to deduct or withhold from any amounts or shares otherwise deliverable to Grantee, or to require Grantee to remit to the Company, an amount sufficient to satisfy all Federal, state, local and foreign taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the RSUs. In addition, the Company may, in its sole discretion, satisfy any such withholding obligation by arranging for the sale, on behalf of Grantee, of a number of shares otherwise deliverable to Grantee in respect of the RSUs through a broker-assisted open market sale (including a “sell-to-cover” transaction) pursuant to such procedures as the Administrator may establish from time to time, with the net proceeds of such sale remitted to the Company in satisfaction of the applicable withholding obligation. By accepting this Award, Grantee authorizes and directs the Company and any brokerage firm designated by the Company to effect such sale and to remit the proceeds thereof to the Company, and agrees to execute any additional documentation reasonably necessary to effectuate such sale.

9. Interpretation.  The RSUs are being granted pursuant to the terms of the Plan, and are to be interpreted in accordance therewith.  The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

RSU XXXXXXX

10. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy (including email), (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) if to the Grantee, to the address (or telecopy number/email address) set forth on the Notice of Restricted Stock Unit Award or in the Company’s files; and

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied/emailed, if telecopied/emailed, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Administrator has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon Grantee.

12. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14. Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

15. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16. Counterparts; Execution.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.  Facsimile, portable document format (.pdf), or other electronic transmission (including any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce Act (E-SIGN), the Uniform Electronic Transactions Act (UETA), or other applicable law, including signatures transmitted through DocuSign, Adobe Sign or similar electronic signature platforms) of this Agreement shall constitute valid and binding execution and delivery of this Agreement for all purposes, with the same force and effect as an original manually executed signature.

RSU XXXXXXX

17. Entire Agreement. This Agreement, the Notice of Restricted Stock Unit Award, the Plan, Grantee’s Employment Agreement with the Company (if any) and, if applicable, the Summary of Termination and Vesting Treatment provided to Grantee in connection with this Award, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto. Certain capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Grantee's employment agreement, offer letter or other written agreement governing the Grantee's service with the Company, if any (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, or replaced or superseded by a subsequent written agreement between the Grantee and the Company). Any amendment, restatement or replacement of such agreement shall automatically apply for purposes of the definitions incorporated into this Agreement unless expressly provided otherwise therein or herein. In the event any terms or provisions of this Agreement conflict with the terms and provisions set forth in the Grantee's employment agreement, offer letter or other written agreement governing the Grantee's service with the Company, if any (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, or replaced or superseded by a subsequent written agreement between the Grantee and the Company), the terms and provisions of such employment agreement, offer letter or other written agreement governing the Grantee's service with the Company, if any (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, or replaced or superseded by a subsequent written agreement between the Grantee and the Company) shall govern and control.

18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Section 409A Compliance. This Agreement and the RSUs granted hereunder are intended to comply with, or be exempt from, Section 409A of the Code, and shall be construed and administered accordingly. Each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code. If the RSUs constitute nonqualified deferred compensation subject to Section 409A of the Code, then, for purposes of this Agreement, any reference to “service with the Company ceas[ing]”, “termination of employment,” “termination of service,” or similar terms shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). Notwithstanding anything to the contrary, if Grantee is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) as of Grantee’s separation from service, any payment hereunder that constitutes nonqualified deferred compensation subject to Section 409A of the Code and is payable on account of such separation from service shall be delayed until the earlier of (i) the first business day of the seventh month following Grantee’s separation from service or (ii) Grantee’s death, at which time all delayed payments shall be paid in a lump sum. In no event shall the Company, any Subsidiary, or any of their respective directors, officers, employees, or agents have any liability to Grantee for any taxes, interest, or penalties imposed under Section 409A of the Code. If the RSUs constitute nonqualified deferred compensation subject to Section 409A of the Code and the period within which the RSUs may be paid spans two calendar years, then settlement shall occur in the second calendar year, in order to comply with Section 409A of the Code. If the RSUs become vested in connection with a Change in Control and such Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code that qualifies as a permissible payment event, then the vested RSUs shall not be settled upon such Change in Control. Instead, such vested RSUs shall be settled on the earliest date on which settlement would otherwise have occurred under this Agreement that constitutes a permissible payment event under Section 409A of the Code.

20. Clawback. The RSUs, and any shares or cash delivered hereunder (and any proceeds therefrom), shall be subject to any clawback, recoupment, or forfeiture policy adopted by the Company from time to time, including those in effect as of the date of this Agreement.

21. Electronic Delivery. Grantee consents to the electronic delivery of the Plan, this Agreement, the Plan prospectus, account statements, proxy materials, and any other documents the Company is required to or determined to deliver to Plan participants or its security holders, whether by email, Company website, or third-party stock plan administrator platform. Grantee may request a paper copy of any such document at no charge, and may revoke this consent, by written notice to the Company’s Secretary. Grantee’s electronic signature (including click-through acceptance) shall have the same force and effect as a manual signature.

22. WAIVER OF JURY TRIAL. THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

23. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition of the RSUs, or the Grantee’s acquisition or sale of the underlying shares of Common Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

24. OTHER DOCUMENTS. To the extent the Plan and/or the Common Stock issuable pursuant to this Agreement are registered under the Securities Act, the Grantee hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus relating to the Plan.

[Signature Page Follows]

RSU XXXXXXX

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first written above.

PEDEVCO CORP.

By:
Name:	Clark R. Moore
Title:	EVP and General Counsel

GRANTEE:

Name:

RSU XXXXXXX